UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 31, 2015

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

48900 Milmont Drive
Freemont, California 94538
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, Andalay Solar, Inc. (the “Company”) entered into an Amendment and Consent Agreement (the “Amendment”) to the Second Amendment to the Loan and Security Agreement (the “Agreement”) dated February 27, 2015 with Alpha Capital Anstalt (“Alpha”).

The Amendment revised the conversion price of a note issued to Alpha in the principal amount of $500,000 to a conversion price equal to seventy-five percent (75%) of the lowest closing price of the common stock of the Company for the (10) ten trading days preceding the conversion date; provided, that in no event will such conversion price be less than the par value of the Company’s common stock.  Pursuant to the Amendment, Alpha consented to the issuance of certain convertible notes to Southridge Partners II LP.

The preceding description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Consent, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Amendment and Consent Agreement, dated December 31, 2015, to the Second Amendment to the Loan and Security Agreement between Alpha Capital Anstalt and Andalay Solar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

ANDALAY SOLAR, INC.

By: /s/ Edward Bernstein
Edward Bernstein
Chief Executive Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment and Consent Agreement, dated December 31, 2015, to the Second Amendment to the Loan and Security Agreement between Alpha Capital Anstalt and Andalay Solar, Inc.